Exhibit Number 99.1

Investor Contact:         Kevin Hammons

     Executive Vice President

     and Chief Financial Officer

     (615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES

THIRD QUARTER 2020 RESULTS

FRANKLIN, Tenn. (October 27, 2020) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three and nine months ended September 30, 2020.

The following highlights the financial and operating results for the three months ended September 30, 2020.

•	Net operating revenues totaled $3.126 billion.

•

Net income attributable to Community Health Systems, Inc. common stockholders was $112 million, or $0.97 per share (diluted), compared with net loss of $(17) million, or $(0.15) per share (diluted), for the same period in 2019. Excluding the adjusting items as presented in the table in footnote (e) on page 17, net income attributable to Community Health Systems, Inc. common stockholders was $0.18 per share (diluted), compared to net loss of $(0.29) per share (diluted) for the same period in 2019.

•	Adjusted EBITDA was $431 million, compared with $388 million for the same period in 2019.

•	No pandemic relief funds from the CARES Act, PPPHCE Act or other sources of relief were recognized during the three months ended September 30, 2020, as further discussed below.

•	Net cash provided by operating activities was $393 million, compared with net cash used in operating activities of $(74) million for the same period in 2019.

•	Approximately $261 million principal amount of notes outstanding were extinguished through open market repurchases during the three months ended September 30, 2020.

•	On a same-store basis, admissions decreased 6.2 percent and adjusted admissions decreased 11.5 percent, compared with the same period in 2019.

Net operating revenues for the three months ended September 30, 2020, totaled $3.126 billion, a 3.7 percent decrease compared with $3.246 billion for the same period in 2019.

Net income attributable to Community Health Systems, Inc. common stockholders was $112 million, or $0.97 per share (diluted), for the three months ended September 30, 2020, compared with net loss of $(17) million, or $(0.15) per share (diluted), for the same period in 2019. Excluding the adjusting items as presented in the table in footnote (e) on page 17, net income attributable to Community Health Systems, Inc. common stockholders was $0.18 per share (diluted), for the three months ended September 30, 2020, compared to net loss of $(0.29) per share (diluted) for the same period in 2019. Weighted-average shares outstanding (diluted) were 116 million and 114 million for the three months ended September 30, 2020 and 2019, respectively.

Adjusted EBITDA for the three months ended September 30, 2020, was $431 million compared with $388 million for the same period in 2019.

Payments received by the Company through the Public Health and Social Services Emergency Fund (the “PHSSEF”), as more specifically described below, had no net impact on net income attributable to Community Health Systems, Inc. common stockholders or Adjusted EBITDA for the three months ended September 30, 2020.

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CYH Announces Third Quarter 2020 Results

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The consolidated operating results for the three months ended September 30, 2020, reflect a 13.0 percent decrease in admissions and an 18.0 percent decrease in adjusted admissions, compared with the same period in 2019. On a same-store basis, admissions decreased 6.2 percent and adjusted admissions decreased 11.5 percent for the three months ended September 30, 2020, compared with the same period in 2019. While volumes for the current year have not returned to pre-pandemic levels, they have improved from their lows in March and April 2020. On a same-store basis, net operating revenues increased 2.9 percent for the three months ended September 30, 2020, compared with the same period in 2019, primarily reflecting COVID-19 pandemic-induced changes in the mix of services provided and payor mix compared to the prior period.

Net operating revenues for the nine months ended September 30, 2020, totaled $8.670 billion, a 12.6 percent decrease compared with $9.925 billion for the same period in 2019.

Net income attributable to Community Health Systems, Inc. common stockholders was $200 million, or $1.74 per share (diluted), for the nine months ended September 30, 2020, compared with net loss of $(302) million, or $(2.66) per share (diluted), for the same period in 2019. Excluding the adjusting items as presented in the table in footnote (e) on page 17, net loss attributable to Community Health Systems, Inc. common stockholders was $(0.55) per share (diluted), for the nine months ended September 30, 2020, compared to $(1.29) per share (diluted) for the same period in 2019. The change in tax valuation allowance (which was one of the aforementioned adjusting items) had a positive impact of $240 million, or $2.09 per share (diluted), on net income attributable to Community Health Systems, Inc. common stockholders, and arose from discrete tax benefits related to the release of federal and state valuation allowances on IRC Section 163(j) interest carryforwards as a result of an increase to the deductible interest expense allowed for 2019 and 2020 under the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”) that was enacted during the nine months ended September 30, 2020. In addition, payments received by the Company through the PHSSEF, as more specifically described below, had a positive impact on net income attributable to Community Health Systems, Inc. common stockholders (both on a consolidated and adjusted basis) of approximately $337 million, or $2.93 on a per share (diluted) basis, for the nine months ended September 30, 2020. Weighted-average shares outstanding (diluted) were 115 million and 114 million for the nine months ended September 30, 2020 and 2019, respectively.

Adjusted EBITDA for the nine months ended September 30, 2020, was $1.194 billion compared with $1.181 billion for the same period in 2019. Payments received through the PHSSEF had a positive impact on Adjusted EBITDA for the nine months ended September 30, 2020 in the amount of $448 million.

The consolidated operating results for the nine months ended September 30, 2020, reflect a 16.6 percent decrease in admissions and a 20.0 percent decrease in adjusted admissions, compared with the same period in 2019. On a same-store basis, admissions decreased 9.8 percent and adjusted admissions decreased 13.5 percent for the nine months ended September 30, 2020, compared with the same period in 2019. On a same-store basis, net operating revenues decreased 6.3 percent for the nine months ended September 30, 2020, compared with the same period in 2019.

No debt was issued during the three months ended September 30, 2020 and approximately $261 million principal amount of notes were extinguished through open market repurchases, resulting in a pre-tax gain from early extinguishment of debt of approximately $115 million for the three months ended September 30, 2020. For the nine months ended September 30, 2020, there was a net pre-tax gain from early extinguishment of debt of approximately $111 million.

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CYH Announces Third Quarter 2020 Results

October 27, 2020

Commenting on the results, Wayne T. Smith, chairman and chief executive officer of Community Health Systems, Inc., said, “Our results in the third quarter reflect strong progress on strategic activities taking place across the organization and the ability of our markets to effectively meet the challenge of a global pandemic. Our hospital leaders and frontline caregivers have done a tremendous job of caring for patients with COVID-19 and for patients with other healthcare needs. We are especially pleased with efforts to quickly resume certain services that were restricted during shelter-in-place orders earlier in the year as well as our favorable results during the third quarter. While we have directed our attention and resources to managing through the pandemic, we have also remained focused on the completion of our divestiture work, investments to support growth in our markets, and margin improvement programs. These strategic activities continue to generate positive results and we remain optimistic about our opportunities for even more progress moving forward.”

COVID – 19 Pandemic:

The COVID-19 pandemic continues to adversely affect the Company’s operations and financial results for the current year due to decreases in net operating revenues driven primarily by declines in patient volumes, as noted above, and increases in expenses related to supply chain and other expenditures.

Consistent with the disclosures in the Company’s earnings releases filed on April 28, 2020 and July 28, 2020, the Company is not providing guidance in this earnings release. In this regard, the Company is not able to fully quantify the impact that the COVID-19 pandemic will have on its financial results during the remainder of 2020, but expects developments related to the COVID-19 pandemic, including the CARES Act and PPPHCE Act as further discussed below, to materially affect the Company’s financial performance.

As a result of the COVID-19 pandemic, federal and state governments have passed legislation, promulgated regulations, and taken other administrative actions intended to assist healthcare providers in providing care to COVID-19 and other patients during the public health emergency. Sources of relief include the CARES Act, which was enacted on March 27, 2020, and the Paycheck Protection Program and Health Care Enhancement Act (the “PPPHCE Act”), which was enacted on April 24, 2020. Together, the CARES Act and the PPPHCE Act include $175 billion in funding to be distributed to eligible providers through the PHSSEF. In addition, the CARES Act provided for an expansion of the Medicare Accelerated and Advance Payment Program. Various other state and local programs also exist to provide relief, either independently or through distribution of monies received via the CARES Act. The Company has been a beneficiary of these stimulus measures, although no additional net relief funds were recognized into income or otherwise impacted the Company’s results of operations during the three months ended September 30, 2020.

During the nine months ended September 30, 2020, the Company received approximately $719 million in payments through the PHSSEF and various state and local programs, including approximately $155 million in such payments received during the three months ended September 30, 2020, net of amounts that have or will be repaid to the U.S. Department of Health and Human Services (“HHS”) related to entities that are held-for-sale or that were previously divested. PHSSEF payments are intended to compensate healthcare providers for lost revenues and incremental expenses, as defined by HHS, incurred in response to the COVID-19 pandemic and are not required to be repaid provided that recipients attest to and comply with certain terms and conditions, including limitations on balance billing and not using funds received from the PHSSEF to reimburse eligible expenses or lost revenues, as defined by HHS, that other sources have or may be obligated to reimburse.

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CYH Announces Third Quarter 2020 Results

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The Company previously recognized approximately $448 million of the PHSSEF payments eligible to be claimed as a reduction in operating costs and expenses during the six months ended June 30, 2020. On September 19, 2020, HHS issued a Post-Payment Notice of Reporting Requirements (the “September 19, 2020 Notice”) which revised previous guidance and, among various changes, substantially altered the definition of lost revenues eligible to be claimed in a manner less favorable to recipients of PHSSEF funds. During the three months ended September 30, 2020, the Company’s estimate of the amount of payments received through the PHSSEF or state and local programs for which the Company is reasonably assured of meeting the underlying terms and conditions was updated based on, among other things, the September 19, 2020 Notice, the Company’s results of operations during such period and receipt of additional payments during such period. Taking into account these countervailing factors, the Company believes that the amount previously recognized of approximately $448 million remains an appropriate estimate as of September 30, 2020. However, if the facts and circumstances that serve as the basis of the Company’s estimate as of September 30, 2020 had been applied to the estimate as of June 30, 2020, taking into account the September 19, 2020 Notice, a lesser amount would have been recognized as a reduction to operating costs and expenses on such date. Amounts received through the PHSSEF or state and local programs that have not been recognized as a reduction to operating costs and expenses and otherwise have not been refunded to HHS as of September 30, 2020, are reflected within accrued liabilities-other in the condensed consolidated balance sheet, and such unrecognized amounts may be recognized as a reduction in operating costs and expenses in future periods if the underlying conditions for recognition are met.

On October 22, 2020, HHS issued an updated Post-Payment Notice of Reporting Requirements and a Reporting Requirements Policy Update (together, the “October 22, 2020 Notice”) which, among other changes, effectively reinstates the definition of lost revenues that was the basis for the $448 million of pandemic relief funds recognized during the three and six months ended June 30, 2020. Accounting principles generally accepted in the United States of America (“U.S. GAAP”) do not permit amounts recognized as of September 30, 2020 to be updated on the basis of new information in the October 22, 2020 Notice. The Company’s evaluation of the October 22, 2020 Notice is ongoing and the amount by which the approximately $271 million of PHSSEF and other unrecognized relief payments as of September 30, 2020 may be recognized as a result of the October 22, 2020 Notice is not yet known. However, based on the more favorable definition of lost revenues, the October 22, 2020 Notice is expected to result in the recognition of additional pandemic relief funds in future periods, as compared to the September 19, 2020 Notice.

As evidenced by the issuance of the October 22, 2020 Notice, HHS’ interpretation of the underlying terms and conditions of such PHSSEF payments, including auditing and reporting requirements, continues to evolve. Additional guidance or new and amended interpretations of existing guidance on the terms and conditions of such PHSSEF payments may result in the Company’s inability to recognize certain PHSSEF payments, changes in the estimate of amounts recognized, or the derecognition of amounts previously recognized, which (in any such case) may be material.

Medicare accelerated payments of approximately $1.2 billion were received during April 2020. No additional Medicare accelerated payments have been received by the Company since such time, including during the three months ended September 30, 2020 and approximately $22 million of amounts previously received was repaid to the Centers for Medicare and Medicaid Services (“CMS”) or assumed by buyers during the three months ended September 30, 2020 related to divested entities. Effective October 8, 2020, CMS is no longer accepting new applications for accelerated payments. Accordingly, the Company does not expect to receive additional Medicare accelerated payments. Payments under the Medicare Accelerated and Advance Payment program are advances that must be repaid. As of September 30, 2020, the program required CMS to begin recouping payments 120 days after receipt by the provider although no payments were recouped during the three or nine months ended September 30, 2020. Effective October 1, 2020, the program was amended such that providers are required to repay accelerated payments beginning one year after the payment was issued. After such one-year period, Medicare payments owed to providers will be recouped according to the repayment terms. The repayment terms specify that for the first 11 months after repayment begins, repayment will occur through an automatic recoupment of 25% of Medicare payments otherwise owed to the provider during such time. At the end of the eleven-month period, recoupment will increase to 50% for six months. At the end of the six months (29 months from the receipt of the initial accelerated payment), Medicare will issue a letter for full repayment of any remaining balance, as applicable. In such event, if payment is not received within 30 days, interest will accrue at the rate of 4% per

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CYH Announces Third Quarter 2020 Results

October 27, 2020

annum from the date the letter was issued and will be assessed for each full 30-day period that the balance remains unpaid. As of September 30, 2020, approximately $1.1 billion of Medicare accelerated payments are reflected within accrued liabilities-other in the condensed consolidated balance sheet. If the program requirements enacted on October 1, 2020, had been effective as of September 30, 2020, the Company estimates that approximately $873 million of the amount outstanding would be classified as a long-term liability.

The PHSSEF payments received to date as noted above and which the Company may receive in the future under the CARES Act and the PPPHCE Act, have been and may continue to be beneficial in partially mitigating the impact of the COVID-19 pandemic on the Company’s results of operations and financial position. Additionally, the federal government may consider additional stimulus and relief efforts, but the Company is unable to predict whether additional stimulus measures will be enacted or their impact, if any. The Company is unable to assess the extent to which anticipated ongoing negative impacts on the Company arising from the COVID-19 pandemic will be offset by benefits which the Company may recognize or receive in the future under the CARES Act, the PPPHCE Act or any future stimulus measures.

The Company completed the divestiture of three hospitals on January 1, 2020 (in respect of which the Company received proceeds at a preliminary closing on December 31, 2019), two hospitals on May 1, 2020, two hospitals on July 1, 2020 (in respect of which the Company received proceeds at a preliminary closing on June 30, 2020), one hospital on August 1, 2020, and one hospital on October 1, 2020 (in respect of which the Company received proceeds at a preliminary closing on September 30, 2020). Including one hospital sold on October 24, 2020, and two hospitals on October 27, 2020, for which aggregate proceeds of approximately $265 million were received during October 2020, a total of 12 hospitals have been divested in 2020. In addition, the Company terminated a lease and permanently ceased operations for one hospital effective September 30, 2020. The Company has entered into definitive agreements to sell a total of four additional hospitals, the sales of which are expected to be completed in the fourth quarter of 2020. There can be no assurance that these potential divestitures subject to definitive agreements will be completed, or if they are completed, the ultimate timing of the completion of these divestitures. The Company continues to receive interest from potential acquirers for certain of its hospitals, and may, from time to time, consider selling additional hospitals following the completion of the Company’s formal portfolio rationalization strategy.

Financial and statistical data for 2019 and 2020 presented in this press release includes the operating results of divested or closed hospitals through the effective closing date of each respective divestiture or hospital closing. Same-store operating results exclude the results of a hospital acquired in 2019 and the hospitals divested or closed in 2019 and during the nine months ended September 30, 2020.

Information About Non-GAAP Financial Measures

This earnings release presents Adjusted EBITDA, a non-GAAP financial measure, which is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense related to government and other legal settlements and related costs, expense related to employee termination benefits and other restructuring charges, expense from settlement and fair value adjustments on the CVR agreement liability related to the Health Management Associates, Inc. (“HMA”) legal proceedings and related legal expenses, the impact of changes in estimate to increase the professional liability claims accrual recorded during the second quarter of 2019 (which estimate was further revised in the third quarter of 2019 based on updated actuarial analysis) with respect to claims incurred in 2016 and prior years and expense related to the valuation allowance recorded in the second quarter of 2019 to reserve the outstanding balance of a promissory note received from the buyer in connection with the sale of two of the Company’s hospitals in 2017, as well as income from a reduction of the valuation allowance on the outstanding balance of a promissory note from the buyer of another hospital. For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for a reconciliation of Adjusted EBITDA to net income (loss) attributable to Community Health Systems, Inc. stockholders, see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below.

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CYH Announces Third Quarter 2020 Results

October 27, 2020

Additionally, this earnings release presents adjusted net income (loss) attributable to Community Health Systems, Inc. common stockholders per share (diluted), a non-GAAP financial measure, to reflect the impact on net income (loss) attributable to Community Health Systems, Inc. common stockholders per share (diluted) from the selected items used in the calculation of Adjusted EBITDA. For information regarding why the Company believes this non-GAAP financial measure provides useful information to investors, and for a reconciliation of this non-GAAP financial measure to net income (loss) attributable to Community Health Systems, Inc. common stockholders per share (diluted), see footnote (e) to the Financial Highlights, Financial Statements and Selected Operating Data below.

Community Health Systems, Inc. is one of the largest publicly traded hospital companies in the United States and a leading operator of general acute care hospitals in communities across the country. The Company, through its subsidiaries, owns, leases or operates 89 affiliated hospitals in 16 states with an aggregate of approximately 14,000 licensed beds.

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Wednesday, October 28, 2020, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the third quarter ended September 30, 2020. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. To listen to the live call, please go to the website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Third Quarter 2020 Results

October 27, 2020

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net operating revenues	$3,126	$3,246	$8,670	$9,925
Net income (loss) (f), (g)	128	2	254	(244)
Net income (loss) attributable to Community Health Systems, Inc. stockholders	112	(17)	200	(302)
Adjusted EBITDA (c)	431	388	1,194	1,181
Net cash provided by (used in) operating activities	393	(74)	2,102	191

Earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Basic (f), (g)	$0.98	$(0.15)	$1.74	$(2.66)
Diluted (e), (f), (g)	0.97	(0.15)	1.74	(2.66)

Weighted-average number of shares outstanding (d):
Basic	115	114	115	114
Diluted	116	114	115	114

For footnotes, see pages 15, 16 and 17.

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CYH Announces Third Quarter 2020 Results

October 27, 2020

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (Loss) (a)(b)
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,
	2020		2019
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$3,126	100.0%	$3,246	100.0%

Operating costs and expenses:
Salaries and benefits	1,365	43.7%	1,469	45.3%
Supplies	523	16.7%	526	16.2%
Other operating expenses	736	23.6%	812	24.9%
Government and other legal settlements and related costs (g)	—	—%	26	0.8%
Lease cost and rent	85	2.7%	79	2.4%
Pandemic relief funds	—	—%	—	—%
Depreciation and amortization	139	4.4%	151	4.7%
Impairment and (gain) loss on sale of businesses, net (f)	(7)	(0.2)%	(1)	(0.0)%

Total operating costs and expenses	2,841	90.9%	3,062	94.3%

Income from operations (f), (g)	285	9.1%	184	5.7%
Interest expense, net	257	8.2%	259	8.0%
Gain from early extinguishment of debt	(115)	(3.7)%	—	—%
Equity in earnings of unconsolidated affiliates	(5)	(0.1)%	(3)	(0.1)%

Income (loss) before income taxes	148	4.7%	(72)	(2.2)%
Provision for (benefit from) income taxes	20	0.6%	(74)	(2.3)%

Net income (f), (g)	128	4.1%	2	0.1%
Less: Net income attributable to noncontrolling interests	16	0.5%	19	0.6%

Net income (loss) attributable to Community Health Systems, Inc. stockholders	$112	3.6%	$(17)	(0.5)%

Earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Basic (f), (g)	$0.98		$(0.15)

Diluted (e), (f), (g)	$0.97		$(0.15)

Weighted-average number of shares outstanding (d):
Basic	115		114

Diluted	116		114

For footnotes, see pages 15, 16 and 17.

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CYH Announces Third Quarter 2020 Results

October 27, 2020

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Income (Loss) (a)(b)
(In millions, except per share amounts)
(Unaudited)

	Nine Months Ended September 30,
	2020		2019
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$8,670	100.0%	$9,925	100.0%

Operating costs and expenses:
Salaries and benefits	4,054	46.8%	4,499	45.3%
Supplies	1,439	16.6%	1,623	16.4%
Other operating expenses	2,211	25.4%	2,516	25.3%
Government and other legal settlements and related costs (g)	4	0.0%	35	0.4%
Lease cost and rent	248	2.9%	240	2.4%
Pandemic relief funds	(448)	(5.2)%	—	—%
Depreciation and amortization	424	4.9%	456	4.6%
Impairment and (gain) loss on sale of businesses, net (f)	48	0.6%	70	0.7%

Total operating costs and expenses	7,980	92.0%	9,439	95.1%

Income from operations (f), (g)	690	8.0%	486	4.9%
Interest expense, net	779	9.0%	782	7.9%
(Gain) loss from early extinguishment of debt	(111)	(1.3)%	31	0.3%
Equity in earnings of unconsolidated affiliates	(11)	(0.1)%	(12)	(0.1)%

Income (loss) before income taxes	33	0.4%	(315)	(3.2)%
Benefit from income taxes	(221)	(2.5)%	(71)	(0.7)%

Net income (loss) (f), (g)	254	2.9%	(244)	(2.5)%
Less: Net income attributable to noncontrolling interests	54	0.6%	58	0.5%

Net income (loss) attributable to Community Health Systems, Inc. stockholders	$200	2.3%	$(302)	(3.0)%

Earnings (loss) per share attributable to Community Health Systems, Inc. common stockholders:
Basic (f), (g)	$1.74		$(2.66)

Diluted (e), (f), (g)	$1.74		$(2.66)

Weighted-average number of shares outstanding (d):
Basic	115		114

Diluted	115		114

For footnotes, see pages 15, 16 and 17.

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CYH Announces Third Quarter 2020 Results

October 27, 2020

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Comprehensive Income (Loss)
(In millions)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss)	$128	$2	$254	$(244)
Other comprehensive (loss) income, net of income taxes:
Net change in fair value of interest rate swaps, net of tax	—	(1)	—	(3)
Net change in fair value of available-for-sale debt securities, net of tax	—	1	3	5
Amortization and recognition of unrecognized pension cost components, net of tax	—	—	1	—

Other comprehensive income	—	—	4	2

Comprehensive income (loss)	128	2	258	(242)
Less: Comprehensive income attributable to noncontrolling interests	16	19	54	58

Comprehensive income (loss) attributable to Community Health Systems, Inc. stockholders	$112	$(17)	$204	$(300)

For footnotes, see pages 15, 16 and 17.

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CYH Announces Third Quarter 2020 Results

October 27, 2020

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (a)
(Dollars in millions)
(Unaudited)
	Three Months Ended September 30,
	Consolidated			Same-Store
	2020	2019	% Change	2020	2019	% Change
Number of hospitals (at end of period)	93	103		92	92
Licensed beds (at end of period)	15,252	16,332		15,071	15,141
Beds in service (at end of period)	13,487	14,537		13,313	13,507
Admissions	119,146	136,926	-13.0%	118,532	126,384	-6.2%
Adjusted admissions	248,279	302,805	-18.0%	246,663	278,642	-11.5%
Patient days	561,050	593,746		558,234	549,963
Average length of stay (days)	4.7	4.3		4.7	4.4
Occupancy rate (average beds in service)	45.2%	43.4%		45.6%	44.3%

Net operating revenues	$3,126	$3,246	-3.7%	$3,117	$3,030	2.9%

Net inpatient revenues as a % of net operating revenues	48.7%	46.1%		48.6%	45.8%

Net outpatient revenues as a % of net operating revenues	51.3%	53.9%		51.4%	54.2%

Income from operations (f), (g)	$285	$184	54.9%

Income from operations as a % of net operating revenues	9.1%	5.7%

Depreciation and amortization	$139	$151

Equity in earnings of unconsolidated affiliates	$(5)	$(3)

Net income (loss) attributable to Community Health Systems, Inc. stockholders	$112	$(17)	758.8%

Net income (loss) attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	3.6%	-0.5%

Adjusted EBITDA (c)	$431	$388	11.1%

Adjusted EBITDA as a % of net operating revenues	13.8%	12.0%

Net cash provided by (used in) operating activities	$393	$(74)	631.1%

For footnotes, see pages 15, 16 and 17.

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CYH Announces Third Quarter 2020 Results

October 27, 2020

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Selected Operating Data (a)
(Dollars in millions)
(Unaudited)
	Nine Months Ended September 30,
	Consolidated			Same-Store
	2020	2019	% Change	2020	2019	% Change
Number of hospitals (at end of period)	93	103		92	92
Licensed beds (at end of period)	15,252	16,332		15,071	15,141
Beds in service (at end of period)	13,487	14,537		13,313	13,507
Admissions	353,875	424,214	-16.6%	346,814	384,581	-9.8%
Adjusted admissions	732,770	915,514	-20.0%	716,903	829,065	-13.5%
Patient days	1,627,907	1,892,873		1,598,752	1,715,201
Average length of stay (days)	4.6	4.5		4.6	4.5
Occupancy rate (average beds in service)	43.5%	45.5%		43.8%	46.6%

Net operating revenues	$8,670	$9,925	-12.6%	$8,557	$9,136	-6.3%

Net inpatient revenues as a % of net operating revenues	49.2%	47.3%		49.1%	47.0%

Net outpatient revenues as a % of net operating revenues	50.8%	52.7%		50.9%	53.0%

Income from operations (f), (g)	$690	$486	42.0%

Income from operations as a % of net operating revenues	8.0%	4.9%

Depreciation and amortization	$424	$456

Equity in earnings of unconsolidated affiliates	$(11)	$(12)

Net income (loss) attributable to Community Health Systems, Inc. stockholders	$200	$(302)	166.2%

Net income (loss) attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	2.3%	-3.0%

Adjusted EBITDA (c)	$1,194	$1,181	1.1%

Adjusted EBITDA as a % of net operating revenues	13.8%	11.9%

Net cash provided by operating activities	$2,102	$191	1000.5%

For footnotes, see pages 15, 16 and 17.

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CYH Announces Third Quarter 2020 Results

October 27, 2020

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In millions, except share data)
(Unaudited)
	September 30, 2020	December 31, 2019
ASSETS
Current assets
Cash and cash equivalents	$1,823	$216
Patient accounts receivable	1,956	2,258
Supplies	337	354
Prepaid income taxes	50	48
Prepaid expenses and taxes	166	193
Other current assets	360	358

Total current assets	4,692	3,427

Property and equipment	9,293	9,653
Less accumulated depreciation and amortization	(4,003)	(4,045)

Property and equipment, net	5,290	5,608

Goodwill	4,220	4,328

Deferred income taxes	88	38

Other assets, net	2,226	2,208

Total assets	$16,516	$15,609

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$19	$20
Current operating lease liabilities	131	136
Accounts payable	710	811
Accrued liabilities:
Employee compensation	580	594
Accrued interest	180	189
Other	2,009	532

Total current liabilities	3,629	2,282

Long-term debt (h)	12,860	13,385

Deferred income taxes	29	200

Long-term operating lease liabilities	523	487

Other long-term liabilities	951	894

Total liabilities	17,992	17,248

Redeemable noncontrolling interests in equity of consolidated subsidiaries	481	502

STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 119,604,720 shares issued and outstanding at September 30, 2020, and 117,822,631 shares issued and outstanding at December 31, 2019	1	1
Additional paid-in capital	2,005	2,008
Accumulated other comprehensive loss	(5)	(9)
Accumulated deficit	(4,018)	(4,218)

Total Community Health Systems, Inc. stockholders’ deficit	(2,017)	(2,218)
Noncontrolling interests in equity of consolidated subsidiaries	60	77

Total stockholders’ deficit	(1,957)	(2,141)

Total liabilities and stockholders’ deficit	$16,516	$15,609

For footnotes, see pages 15, 16 and 17.

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CYH Announces Third Quarter 2020 Results

October 27, 2020

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)
	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities
Net income (loss)	$254	$(244)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	424	456
Deferred income taxes	(223)	(73)
Government and other legal settlements and related costs (g)	4	25
Stock-based compensation expense	8	8
Impairment and (gain) loss on sale of businesses, net (f)	48	70
(Gain) loss from early extinguishment of debt	(111)	31
Other non-cash expenses, net	99	140
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	281	82
Supplies, prepaid expenses and other current assets	16	40
Medicare accelerated payments	1,159	—
Repayment/derecognition of Medicare accelerated payments	(22)	—
Unrecognized pandemic relief funds	271	—
Accounts payable, accrued liabilities and income taxes	(81)	(242)
Other	(25)	(102)

Net cash provided by operating activities	2,102	191

Cash flows from investing activities
Acquisitions of facilities and other related businesses	(1)	(13)
Purchases of property and equipment	(317)	(322)
Proceeds from disposition of hospitals and other ancillary operations	347	363
Proceeds from sale of property and equipment	4	1
Purchases of available-for-sale debt securities and equity securities	(68)	(58)
Proceeds from sales of available-for-sale debt securities and equity securities	80	72
Increase in other investments	(36)	(146)

Net cash provided by (used in) investing activities	9	(103)

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(1)	(1)
Deferred financing costs and other debt-related costs	(32)	(28)
Proceeds from noncontrolling investors in joint ventures	—	10
Redemption of noncontrolling investments in joint ventures	(4)	(6)
Distributions to noncontrolling investors in joint ventures	(84)	(78)
Proceeds from sale-lease back	2	56
Other borrowings	31	26
Issuance of long-term debt	1,462	2,489
Proceeds from ABL facility	540	25
Repayments of long-term indebtedness	(2,418)	(2,620)

Net cash used in financing activities	(504)	(127)

Net change in cash and cash equivalents	1,607	(39)
Cash and cash equivalents at beginning of period	216	196

Cash and cash equivalents at end of period	$1,823	$157

For footnotes, see pages 15, 16 and 17.

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CYH Announces Third Quarter 2020 Results

October 27, 2020

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)

Both financial and statistical results include the operating results of divested or closed hospitals through the effective closing date of each respective divestiture or hospital closing. Same-store operating results and statistical information exclude the results of a hospital acquired in 2019 and the hospitals divested or closed in 2019 and during the nine months ended September 30, 2020. There were no discontinued operations reported for 2019 and 2020.

(b)	The following table provides information needed to calculate earnings (loss) per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss) attributable to Community Health Systems, Inc. common stockholders:
Net income (loss)	$128	$2	$254	$(244)
Less: Income attributable to noncontrolling interests, net of taxes	16	19	54	58

Net income (loss) attributable to Community Health Systems, Inc. common stockholders — basic and diluted	$112	$(17)	$200	$(302)

(c)

EBITDA is a non-GAAP financial measure which consists of net income (loss) attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, expense related to government and other legal settlements and related costs, expense related to employee termination benefits and other restructuring charges, expense from settlement and fair value adjustments on the CVR agreement liability related to the HMA legal proceedings and related legal expenses, the impact of changes in estimate to increase the professional liability claims accrual recorded during the second quarter of 2019 (which estimate was further revised in the third quarter of 2019 based on updated actuarial analysis) with respect to claims incurred in 2016 and prior years, and expense related to the valuation allowance recorded in the second quarter of 2019 to reserve the outstanding balance of a promissory note received from the buyer in connection with the sale of two of the Company’s hospitals in 2017, as well as income from a reduction of the valuation allowance on the outstanding balance of a promissory note from the buyer of another hospital. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests and clarifies for investors the Company’s portion of EBITDA generated by continuing operations. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary metrics used in connection with determining short-term cash incentive compensation and the achievement of vesting criteria with respect to performance-based equity awards. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s asset-based loan facility (the “ABL Facility”), which is a key component in the determination of the Company’s compliance with certain covenants under the ABL Facility (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the ABL Facility (although Adjusted EBITDA does not include all of the adjustments described in the ABL Facility).

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CYH Announces Third Quarter 2020 Results

October 27, 2020

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net income (loss) attributable to Community Health Systems, Inc. stockholders as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss) attributable to Community Health Systems, Inc. stockholders	$112	$(17)	$200	$(302)
Adjustments:
Provision for (benefit from) income taxes	20	(74)	(221)	(71)
Depreciation and amortization	139	151	424	456
Net income attributable to noncontrolling interests	16	19	54	58
Interest expense, net	257	259	779	782
(Gain) loss from early extinguishment of debt	(115)	—	(111)	31
Impairment and (gain) loss on sale of businesses, net	(7)	(1)	48	70
Expense from government and other legal settlements and related costs	—	26	4	35
Expense from settlement and legal expenses related to cases covered by the CVR	—	7	2	10
Expense related to employee termination benefits and other restructuring charges	9	—	15	1
Change in valuation allowances recorded for promissory notes	—	(2)	—	21
Change in estimate for professional liability claims accrual	—	20	—	90

Adjusted EBITDA	$431	$388	$1,194	$1,181

(d)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Weighted-average number of shares outstanding - basic	115	114	115	114
Add effect of dilutive securities:
Stock awards and options	1	—	—	—

Weighted-average number of shares outstanding - diluted	116	114	115	114

The effect of stock awards and options on the diluted shares calculation was an increase of 625,392 shares and 248,152 shares during the three and nine months ended September 30, 2020, respectively. The Company generated a net loss attributable to Community Health Systems, Inc. common stockholders for the three and nine months ended September 30, 2019, so the effect of dilutive securities is not considered because their effect would be antidilutive. If the Company had generated net income during the three and nine months ended September 30, 2019, the effect of stock awards and options on the diluted shares calculation would have been an increase in shares of 69,042 and 52,925, respectively.

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CYH Announces Third Quarter 2020 Results

October 27, 2020

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(e)

The following supplemental table reconciles net income (loss) attributable to Community Health Systems, Inc. common stockholders, as reported, on a per share (diluted) basis, to net income (loss) attributable to Community Health Systems, Inc. common stockholders per share (diluted) with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted net income (loss) attributable to Community Health Systems, Inc. common stockholders per share (diluted) presents useful information to investors by highlighting the impact on net income (loss) attributable to Community Health Systems, Inc. common stockholders per share (diluted) of selected items used in calculating Adjusted EBITDA which may not reflect the Company’s underlying operating performance and assisting in comparing the Company’s results of operations between periods.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss), as reported	$0.97	$(0.15)	$1.74	$(2.66)
Adjustments:
(Gain) loss from early extinguishment of debt	(0.86)	0.01	(0.84)	0.22
Impairment and (gain) loss on sale of businesses, net	0.01	0.01	0.51	0.60
Expense from government and other legal settlements and related costs	—	0.18	0.02	0.24
Expense from settlement and legal expenses related to cases covered by the CVR	—	0.05	0.01	0.07
Expense related to employee termination benefits and other restructuring charges	0.07	—	0.10	0.01
Change in valuation allowances recorded for promissory notes	—	(0.01)	—	0.14
Change in estimate for professional liabilty claims accrual	—	0.16	—	0.63
Tax effect related to HMA legal settlement	—	(0.13)	—	(0.13)
Change in tax valuation allowance	—	(0.42)	(2.09)	(0.42)

Net income (loss), excluding adjustments	$0.18	$(0.29)	$(0.55)	$(1.29)

(f)

Both income from operations and net income for the three months ended September 30, 2020 and 2019, included a net non-cash gain of approximately $7 million and $1 million, respectively, primarily from impairment charges to reduce the value of certain long-lived assets at hospitals the Company has identified for sale or has sold and gains on the sale of certain hospitals during such periods. Both income from operations and net income (loss) for the nine months ended September 30, 2020 and 2019, included net non-cash expense of approximately $48 million and $70 million, respectively, primarily from impairment charges to reduce the value of certain long-lived assets at hospitals the Company has identified for sale or has sold and gains on the sale of certain hospitals during such periods. These impairment charges do not have an impact on the calculation of the Company’s financial covenants under the ABL Facility.

(g)

The $(0.00) per share (diluted) and $(0.18) per share (diluted) of expense for “Government and other legal settlements and related costs” for the three months ended September 30, 2020 and 2019, respectively, is the net impact of several lawsuits settled in principle during the related periods, and related legal expenses. The $(0.02) per share (diluted) and $(0.24) per share (diluted) of expense for “Government and other legal settlements and related costs” for the nine months ended September 30, 2020 and 2019, respectively, is the net impact of several lawsuits settled in principle during the related periods, and related legal expenses.

(h)

At September 30, 2020, the Company had no outstanding borrowings and approximately $503 million of borrowing capacity (after taking into consideration $151 million of outstanding letters of credit) under the ABL Facility, with the ability to increase borrowings up to $1.0 billion.

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CYH Announces Third Quarter 2020 Results

October 27, 2020

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•

developments related to COVID-19, including, without limitation, related to the length and severity of the pandemic; the volume of canceled or rescheduled procedures; the volume of COVID-19 patients cared for across our health systems; the timing and availability of effective medical treatments and vaccines; measures we are taking to respond to the COVID-19 pandemic; the impact of government and administrative regulation on us; changes in net revenue due to patient volumes, payor mix and negative macroeconomic conditions; increased expenses related to labor, supply chain, capital or other expenditures; workforce disruptions; and supply shortages and disruptions;

•

uncertainty regarding the implementation of the CARES Act, the PPPHCE Act, and any other future stimulus measures related to COVID-19, including the magnitude and timing of any future payments or benefits we may receive or realize thereunder;

•	general economic and business conditions, both nationally and in the regions in which we operate, including economic and business conditions resulting from the COVID-19 pandemic;

•

the impact of current or future federal and state health reform initiatives, including, without limitation, the Affordable Care Act, and the potential for the Affordable Care Act to be repealed or found unconstitutional or otherwise invalidated, or for additional changes to the law, its implementation or its interpretation (including through executive orders and court challenges);

•

the extent to and manner in which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through regulation or otherwise;

•	the future and long-term viability of health insurance exchanges and potential changes to the beneficiary enrollment process;

•

risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness, and our ability to remain in compliance with debt covenants, as well as risks associated with disruptions in the financial and capital markets as the result of the COVID-19 pandemic which could impact us from a financing and liquidity perspective;

•	demographic changes;

•

changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business, including any such laws or governmental regulations which are adopted in connection with the COVID-19 pandemic;

•	potential adverse impact of known and unknown government investigations, audits, and federal and state false claims act litigation and other legal proceedings;

•

our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement policies or rates paid by federal or state healthcare programs or commercial payors;

•	any potential additional impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels and methodologies;

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CYH Announces Third Quarter 2020 Results

October 27, 2020

•	the effects related to the continued implementation of the sequestration spending reductions and the potential for future deficit reduction legislation;

•

increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

•	the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing;

•

increases in wages as a result of inflation or competition for highly technical positions and rising supply and drug costs due to market pressure from pharmaceutical companies and new product releases;

•	liabilities and other claims asserted against us, including self-insured malpractice claims;

•	competition;

•	our ability to attract and retain, at reasonable employment costs, qualified personnel, key management, physicians, nurses and other healthcare workers;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals or via telehealth;

•	changes in medical or other technology;

•	changes in U.S. GAAP;

•	the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;

•

our ability to successfully make acquisitions or complete divestitures, including the disposition of hospitals and non-hospital businesses pursuant to our portfolio rationalization and deleveraging strategy, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;

•	the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;

•	our ability to successfully integrate any acquired hospitals, or to recognize expected synergies from acquisitions;

•	the impact of seasonal severe weather conditions, including the timing and amount of insurance recoveries in relation to severe weather events;

•	our ability to obtain adequate levels of insurance, including general liability, professional liability, and directors and officers liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to pandemics, epidemics, or outbreaks of infectious diseases, including the novel coronavirus causing the disease known as COVID-19 as noted above;

•	the impact of cyber-attacks or security breaches;

•	any failure to comply with the terms of the Corporate Integrity Agreement;

•	the concentration of our revenue in a small number of states;

•	our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;

•	changes in interpretations, assumptions and expectations regarding the Tax Cuts and Jobs Act; and

•

the other risk factors set forth in our in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on February 20, 2020, our Quarterly Report on Form 10-Q for the three months ended June 30, 2020, filed on July 29, 2020, and other public filings with the Securities and Exchange Commission.

The consolidated operating results for the three and nine months ended September 30, 2020, are not necessarily indicative of the results that may be experienced for any future periods. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-